Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. (333-86761, 333-88881, 333-08483, 333-08477, 333-81646) of I-Link Incorporated of our report dated March 25, 2003, except for Note 2 and paragraph 2 of Note 3 as to which the date September 8, 2003 and paragraph 3 as of Note 3 as to which date is September 28, 2004 relating to the consolidated financial statements, which appears in this Form 10-K/A#3.

San Diego, California
October 22, 2004